UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Ardelyx, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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ARDELYX, INC.
34175 Ardenwood Blvd., Fremont, CA 94555
400 Fifth Avenue, Suite 210, Waltham, MA 02451
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2021
To the Stockholders of Ardelyx, Inc.:
The 2021 Annual Meeting of Stockholders, or the 2021 Annual Meeting, of Ardelyx, Inc., a Delaware corporation, or the Company, will be held on June 16, 2021 at 8:30 a.m. Pacific Time. The 2021 Annual Meeting will be held entirely online due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders and partners. You will be able to attend the meeting online where you will be able to listen to the meeting live and vote. The 2021 Annual Meeting will be held for the following purposes:
1.	To elect three Class I directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified;
2.
To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;

3.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this notice pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”); and

4.	To transact such other business as may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned the Company’s common stock at the close of business on April 20, 2021 may vote at the 2021 Annual Meeting or any adjournments that take place.
We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2020 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.
You are cordially invited to attend the virtual 2021 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2021. Whether or not you plan to attend the 2021 Annual Meeting online, please vote as soon as possible. You may vote over the internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may also vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the 2021 Annual Meeting may vote online at the 2021 Annual Meeting, even if the stockholder has already voted over the internet or by phone or returned a proxy card or voting instruction card by mail.
Our board of directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the proxy statement, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement, and “FOR” the approval, on a non-binding, advisory basis, of the Say-On-Pay proposal as described in Proposal No. 3 of the proxy statement.
By Order of the Board of Directors:
/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer
Fremont, California
April 30, 2021

ARDELYX, INC.
34175 Ardenwood Blvd., Fremont, CA 94555
400 Fifth Avenue, Suite 210, Waltham, MA 02451
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2021
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2021
This proxy statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available on our website at www.ardelyx.com and at www.proxyvote.com.
Unless the context requires otherwise, in this proxy statement the terms “Ardelyx,” “we,” “us,” “our” and “the Company” refer to Ardelyx, Inc.
QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS
Why am I receiving these proxy materials?
We have made these proxy materials available to you on the internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Ardelyx is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, or the 2021 Annual Meeting, or any adjournments that take place. The 2021 Annual Meeting will be held online on June 16, 2021 at 8:30 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2021. As a stockholder, you are invited to attend the 2021 Annual Meeting online and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2021 Annual Meeting to vote.
What is included in the proxy materials?
The proxy materials include:
•
This proxy statement, which includes information regarding the proposals to be voted on at the 2021 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

•	Our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and
•	The proxy card or a voting instruction card for the 2021 Annual Meeting.
The proxy materials are being mailed or made available to stockholders on or about April 30, 2021, and are available at www.ardelyx.com.
Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?
We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.
Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.
Who can vote at the 2021 Annual Meeting?
Only stockholders of record at the close of business on April 20, 2021 will be entitled to vote at the 2021 Annual Meeting. On this record date, there were 98,688,577 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on April 20, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the 2021 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2021 Annual Meeting, please vote as soon as possible by internet, telephone or by mail as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, at the close of business on April 20, 2021, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2021 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote online at the 2021 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form. In order to login to the online 2021 Annual Meeting, you will need the unique account number which appears on the Notice and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
What proposals are scheduled for a vote?
There are three proposals scheduled for a vote at the 2021 Annual Meeting:
•	Proposal No. 1 — To elect three Class I directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified;
•
Proposal No. 2 — To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and

•
Proposal No. 3 — To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”).

How do I vote?
For Proposal No. 1, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposals No. 2 and No. 3, you may either vote “FOR” or “AGAINST” or you may abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the virtual 2021 Annual Meeting or vote by internet, telephone or by mail. Whether or not you plan to attend the 2021 Annual Meeting online, please vote as soon as possible to ensure your vote is counted. You may still attend the 2021 Annual Meeting online and vote online even if you have already voted by proxy.

•
By Attending the 2021 Annual Meeting Online. You may vote online at the 2021 Annual Meeting by attending the 2021 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2021.

•
To vote by proxy by internet or telephone. If you have internet or telephone access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•
To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote online at the 2021 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.
Can I vote my shares by completing and returning the Notice?
No. The Notice will, however, provide instructions on how to vote by internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by voting online at the 2021 Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of the Company’s common stock you owned as of April 20, 2021.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1), “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 (Proposal No. 2), and “FOR” the approval, on a non-binding, advisory basis, of the Say-On-Pay proposal (Proposal No. 3). If any other matter is properly presented at the 2021 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.
What does it mean if I receive more than one Notice or proxy card?
If you receive more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each Notice or return each proxy card.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the 2021 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy, bearing a date later than the date of the original proxy.
•
You may send a timely written notice, bearing a date later than the date of the original proxy, that you are revoking your proxy to the Company’s Chief Legal and Administrative Officer at the following email address: general-counsel@ardelyx.com.

•	You may attend the virtual 2021 Annual Meeting and vote online. Simply attending the 2021 Annual Meeting online will not, by itself, revoke your proxy.
If your shares are held in “street name” by your broker or other agent, you should follow the instructions provided by your broker or agent to change your vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in attendance at the virtual 2021 Annual Meeting. On the record date, there were 98,688,577 shares outstanding and entitled to vote. Accordingly, the holders of 49,344,289 shares must be present at the 2021 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2021 Annual Meeting only if you vote online at the meeting, or you submit a valid proxy vote.
Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present and entitled to vote at the meeting or represented by proxy may adjourn the 2021 Annual Meeting to another date.
How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.
With respect to the ratification of Ernst & Young LLP as of our independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.
With respect to the Say-On-Pay proposal (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.
Votes will be counted by the Inspector of Elections appointed for the 2021 Annual Meeting. The Inspector of Elections will separately count “FOR” votes for the election of directors (Proposal 1), “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2021 (Proposal 2), and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the approval, on a non-binding, advisory basis, of the Say-On-Pay (Proposal 3).
If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).
What are “broker non-votes”?
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors and Proposal No. 3 to approve the Say-On-Pay are both “non-routine” matters, but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 is a “routine” matter.
How many votes are needed to approve each proposal?
•
Proposal No. 1 — To elect three Class I directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, which means that the three nominees receiving the most “FOR” votes (from the votes of shares present in attendance or represented by proxy and entitled to vote on the election of directors) will be elected. “WITHHOLD” votes and broker non-votes will not be counted towards the vote total for this proposal.

•
Proposal No. 2 — To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. The ratification of our Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

•
Proposal No. 3 — To approve, on a non-binding, advisory basis, the Say-On-Pay proposal. The Say-On-Pay Proposal requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal). Abstentions have the same effect as a vote “AGAINST” such proposal. Broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Because votes on Proposal No. 3 is advisory, it will not be binding on the Board of Directors, the compensation committee of the Board of Directors or the Company. With respect to Proposal No. 3, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.
How do I attend the Virtual Annual Meeting?
This year’s Annual Meeting will be held entirely online due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and stockholders. Stockholders of record as of April 20, 2021 will be able to attend and participate in the 2021 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2021. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above and using the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.
Even if you plan to attend the 2021 Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the 2021 Annual Meeting.
Access to the Audio Webcast of the 2021 Annual Meeting. The live audio webcast of the 2021 Annual Meeting will begin promptly at 8:30 a.m. Pacific Time. Online check-in will begin at 8:15 a.m. Pacific Time and should allow ample time for the check-in procedures. We encourage our stockholders to access the meeting prior to the start time.
Log in Instructions. To attend the online 2021 Annual Meeting, you will need to login at www.virtualshareholdermeeting.com/ARDX2021. To attend the 2021 Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Voting. You may vote online during the 2021 Annual Meeting. To do so, go to www.virtualshareholder.com/ARDX2021 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Submitting Questions During the virtual 2021 Annual Meeting. During the 2021 Annual Meeting, you will be able to submit questions in the question box provided at www.virtualshareholdermeeting.com/ARDX2021. We will respond to as many inquiries at the 2021 Annual Meeting as time allows.
Technical Assistance. Beginning 15 minutes prior to the start of and during the virtual 2021 Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter difficulties accessing the virtual 2021 Annual Meeting during check-in or meeting time, please call the technical support number that will be posted on the 2021 Annual Meeting website log-in page.
How can I find out the results of the voting at the 2021 Annual Meeting?
We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2021 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.
Implications of being a “smaller reporting company.”
We are a “smaller reporting company” as defined in the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, and our annual revenues exceed $100 million during such fiscal year, or (2) the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in the proxy materials for the 2022 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 30, 2021, to the Company’s Corporate Secretary at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, Massachusetts 02451. However, if the meeting is more than 30 days from June 16, 2022, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.
If you wish to submit a proposal before the stockholders or nominate a director at the 2022 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between February 16, 2022 and March 18, 2022. However, if the date of the 2022 Annual Meeting of Stockholders is more than 30 days before June 16, 2022, then you must give notice not later than the 90th day prior to that meeting, and if the date of the 2022 Annual Meeting of Stockholders is more than 60 days after June 16, 2022, you must give notice not later than the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Our board of directors currently consists of nine directors and no vacancies, divided into the following three classes:
•	The Class I directors are William Bertrand, Jr., Esq., Onaiza Cadoret-Manier and Jan Lundberg, Ph.D., and their terms will expire at the 2021 Annual Meeting;
•	The Class II directors are Geoffrey A. Block, M.D., David Mott and Michael Raab, and their terms will expire at the 2022 Annual Meeting of Stockholders; and
•	The Class III directors are Robert Bazemore, Muna Bhanji, R.Ph, and Richard Rodgers, and their terms will expire at the 2023 Annual Meeting of Stockholders.
Our current Class I directors, William Bertrand, Jr., Esq., Onaiza Cadoret-Manier and Jan Lundberg, Ph.D., have been nominated to serve as Class I directors and have agreed to stand for election. If the nominees for Class I are elected at the 2021 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2024 Annual Meeting of Stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class I above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2021 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2021 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS I NOMINEES FOR DIRECTOR.
CLASS I NOMINEES FOR DIRECTOR — To be elected for a three-year term expiring at the 2024 Annual Meeting of Stockholders
William Bertrand, Jr. Esq., age 56, was appointed to our board of directors in October 2015. Mr. Bertrand has served as the Chief Operating Officer at Adaptimmune Therapeutics Plc (Nasdaq: ADAP) since March 2017. From October 2015 to September 2016, Mr. Bertrand served as the Executive Vice President, General Counsel of Infinity Pharmaceuticals, Inc. (Nasdaq: INFI). From July 2013 to August 2015, Mr. Bertrand held a variety of positions with Salix Pharmaceuticals, Ltd., a biopharmaceutical company, including Senior Vice President, General Counsel, Acting Chief Operating Officer, and most recently, General Manager of Salix Pharmaceuticals following its acquisition by Valeant Pharmaceuticals International (NYSE: VRX) in April 2015. Prior to that, Mr. Bertrand pursued a 12 year career at Medimmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN), serving in numerous roles of increasing responsibility, including as Executive Vice President and General Counsel from 2008 to 2013. Mr. Bertrand received his B.S. in Biology from Wayne State University and his J.D. from the University of Wisconsin-Madison. We believe that Mr. Bertrand is qualified to serve on our board of directors due to his legal and compliance background and significant life science industry experience.

Onaiza Cadoret-Manier, age 57, was appointed to our board of directors in March 2020. Ms. Cadoret-Manier has served as Chief Corporate Development and Commercial Officer at Ionis Pharmaceuticals (Nasdaq: IONS), since January 2020. Ms. Cadoret-Manier previously was the Chief Commercial Officer for Grail Biosciences, an early detection genomics company, from June 2018 until June 2019. Prior to Grail, from April 2011 until June 2018, she was Vice President of the Respiratory Franchise at Genentech. Ms. Cadoret-Manier also has held multiple senior management positions overseeing corporate strategy, alliances, and marketing and sales for numerous disease areas for Genentech, Pfizer and Amylin Pharmaceuticals. She has an MBA from the University of Chicago and a bachelor’s degree in economics and accounting from City University of New York Queens College. We believe that Ms. Cadoret-Manier is qualified to serve on our board of directors due to her extensive commercial and operational experience with life sciences companies.
Jan Lundberg, Ph.D., age 66, was appointed to our board of directors in March 2018. Dr. Lundberg served as the President of Lilly Research Laboratories and Executive Vice President of Science and Technology for Eli Lilly and Company (NYSE: LLY) from January 2010 to March 2018. Prior to joining Lilly he served for ten years as global head of discovery research at AstraZeneca Plc (NYSE: AZN), where he was a member of the senior executive team. Dr. Lundberg also served as a professor at the Karolinska Institute’s department of pharmacology in Sweden, and was a cofounder of biotechnology company, Aerocrine. Dr. Lundberg currently serves on the board of directors of several privately held life sciences and pharmaceutical companies, including Ferring Pharmaceuticals, where he also serves as the Chairman of the Research and Development Committee. Dr. Lundberg was instrumental in the establishment of the Innovative Medicines Initiative in Europe and the Accelerating Medicines Partnership with National Institutes of Health. Dr. Lundberg received a B.S.M. in medicine from the University of Gothenberg and a Ph.D. in pharmacology from the Karolinska Institute in Sweden. We believe that Dr. Lundberg is qualified to serve on our board of directors due to his extensive scientific research background and significant life science industry experience.
CLASS II DIRECTORS — To continue in office until the 2022 Annual Meeting of Stockholders
Geoffrey A. Block, M.D., age 55, was appointed to our board of directors in March 2019. Dr. Block has served as the Associate Chief Medical Officer of U.S. Renal Care since February 2020. Prior to that, Dr. Block served as Vice President, Nephrology of Reata Pharmaceuticals, Inc. (Nasdaq: RETA) from January 2019 to January 2020. Prior to that, Dr. Block held a variety of positions with the Denver Nephrology Division at Colorado Kidney Care/Denver Nephrologists, most recently serving as the Director of Clinical Research from 1998 to 2018. Dr. Block served as an associate professor in medicine at the University of Colorado Health Sciences Center from 2008 to 2018. Prior to that, Dr. Block served as an attending physician at St. Joseph’s Hospital and as the medical director of the DaVita-Lowry Hemodialysis Unit. Dr. Block received his M.D. from the University of Cincinnati College of Medicine and completed his fellowship in nephrology at that the University of Michigan at Ann Arbor. We believe that Dr. Block is qualified to serve on our board of directors due to his extensive experience in the field of nephrology, and his unique ability to understand the treatment options, needs and challenges for the patients we expect to serve.
David Mott, age 55, has served on our board of directors since March 2009 and as chairman of the board of directors since March 2014. Mr. Mott is currently a private investor through Mott Family Capital. Mr. Mott served as a general partner of New Enterprise Associates, or NEA, an investment firm focused on venture capital and growth equity investments from September 2008 to February 2020, where he led the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN), and served in numerous roles during his tenure, including from October 2000 to July 2008 as President and Chief Executive Officer, and previously as Chief Financial Officer, and as President and Chief Operating Officer. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca Plc from June 2007 to July 2008 following AstraZeneca Plc’s acquisition of Medimmune Limited in June 2007. Prior to joining MedImmune Limited, Mr. Mott was a Vice President in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott received a B.A. in Economics and Government from Dartmouth College. Mr. Mott serves as the Chairman of the Board of Directors for Adaptimmune (Nasdaq:ADAP), Epizyme, Inc. (Nasdaq:EPZM), Imara Inc. (Nasdaq: IMRA) and Mersana Therapeutics, Inc. (Nasdaq:MRSN). In addition, Mr. Mott serves on the board of directors of Novavax, Inc. (Nasdaq: NVAX). We believe that Mr. Mott is qualified to serve on our board of directors due to his extensive experience in the life sciences industry as a senior executive, his investment experience, strategic leadership track record and service on other boards of directors of life sciences companies.

Michael Raab, age 56, has served as our President and Chief Executive Officer and a director since March 2009. From 2002 to 2009, Mr. Raab was a partner at NEA, where he focused on investments in the biotechnology and pharmaceutical sectors. Prior to joining NEA, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries, including serving as Senior Vice President, Therapeutics and General Manager of the Renal Division at Genzyme Corporation, or Genzyme, a biotechnology company. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Before Genzyme, Mr. Raab held business development and sales and marketing positions at Repligen Corporation, a life sciences company, and Bristol-Myers Corporation. Mr. Raab is currently the lead independent director of Amicus Therapeutics, Inc. (Nasdaq: FOLD), and also serves as the Chairman of the Board of Tempest Therapeutics, a biotechnology company. Mr. Raab currently serves as a member of both of the Emerging Companies Section Governing Board and the Health Section Governing Board of the Biotechnology Innovation Organization. Mr. Raab received a B.A. from DePauw University. We believe Mr. Raab is qualified to serve on our board of directors based on his role as our President and Chief Executive Officer, his senior management experience in the life sciences sector, his investment experience and his current and past service on other boards of directors of public companies.
CLASS III DIRECTORS — To continue in office until the 2023 Annual Meeting of Stockholders
Robert Bazemore, age 53, was appointed to our board of directors in June 2016. Mr. Bazemore has served as President and Chief Executive Officer and a director of Epizyme, Inc. (Nasdaq: EPZM) since September 2015. Prior to joining Epizyme, Mr. Bazemore served as Chief Operating Officer of Synageva BioPharma Corp., which was acquired by Alexion Pharmaceuticals (Nasdaq: ALXN) for $8.4 billion in July 2015. Prior to that, Mr. Bazemore was President of Janssen Biotech, part of the Janssen Pharmaceutical Companies of Johnson & Johnson (NYSE: JNJ). Mr. Bazemore currently serves on the board of directors of Epizime, Inc. and Nuvation Bio, Inc. (NYSE: NUVB). Additionally, he served on the board of directors of Neon Therapeutics, Inc. from November 2018 to its acquisition by Biopharmaceuticals New Technologies, or BioNTech (Nasdaq: BNTX) in May 2020. Mr. Bazemore received his B.S. in Biochemistry from the University of Georgia. We believe that Mr. Bazemore is qualified to serve on our board of directors due to his significant life science industry experience, including as a chief executive officer, and service on the boards of directors of life sciences companies.
Muna Bhanji, age 58, was appointed to our board of directors in March 2021. Ms. Bhanji has served as the founder and principal of Tiba Global Access, LLC since January 2021. Ms. Bhanji previously served in roles of increasing responsibility at Merck & Co. (NYSE: MRK) between 1986 and January 2021. Most recently, Ms. Bhanji served as Senior Vice President, Global Market Access from 2010 until 2021 and as Senior Vice President, Hospital & Specialty Franchises from 2014 until 2017. Ms. Bhanji currently serves on the boards of directors of Veracyte, Inc. (Nasdaq: VCYT), and Cytokinetics Incorporated (Nasdaq: CYTK). Ms. Bhanji received her B.Sc. in Pharmacy from the Rutgers School of Pharmacy, and her M.B.A. from Saint Joseph’s University. We believe that Ms. Bhanji is qualified to serve on our board of directors due to her extensive US and global commercial and operational experience within the pharmaceutical industry.
Richard Rodgers, age 54, has served on our board of directors since March 2014. From March 2010 until August 2013, Mr. Rodgers was co-founder, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Tesaro, Inc., which was acquired by GlaxoSmithKline plc (LSE/NYSE: GSK) for approximately $5.1 billion in January 2019. Mr. Rodgers previously served as the Chief Financial Officer of Abraxis BioScience, Inc., a biotechnology company, from June 2009 to February 2010. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc., a biopharmaceutical company, from 2004 until its acquisition by Eisai Co. Ltd., a pharmaceutical company, in January 2008. Mr. Rodgers has held finance and accounting positions at several private and public companies, including Arthur Anderson & Co. Mr. Rodgers currently serves as a director of Ocuphire Pharma, Inc. (Nasdaq: OCUP). Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his M.B.A. in Finance from the University of Minnesota, Carlson School of Business. We believe that Mr. Rodgers is qualified to serve on our board of directors due to his financial background, significant industry experience, and service on other boards of directors of publicly-traded life sciences companies.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2021, and is seeking ratification of such selection by our stockholders at the 2021 Annual Meeting. EY has audited our financial statements since the fiscal year ended December 31, 2014. Representatives of EY are expected to be present in attendance online at the 2021 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the shares cast at the 2021 Annual Meeting will be required to ratify the selection of EY.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.
Audit and Related Fees
For the fiscal years ended December 31, 2020 and 2019, EY billed the approximate fees set forth below. All fees included below were approved by the audit committee.
	Year Ended December 31,
	2020	2019
Audit Fees(1)	$1,078,000	$1,646,800
Tax Fees(2)	125,866	30,000
Other Fees(3)	2,510	3,075
Total All Fees	$1,206,376	$1,679,875
(1)
This category consists of fees and expenses for professional services rendered for the audit of our annual financial statements, reviews of our interim quarterly reports, accounting and financial reporting consultations, and the issuance of consents and comfort letters in connection with statutory and regulatory filings or engagements. In 2019, Audit Fees also included fees and expenses rendered in connection with our integrated audit of our annual financial statements and of our internal controls over financial reporting.

(2)	This category consists of fees for professional services rendered by EY for tax compliance, tax advice and tax planning.
(3)	This category consists of fees related to accessing EY’s online research database.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://ir.ardelyx.com/corporate-governance. The policy provides that before an independent registered public accounting firm is engaged by Ardelyx or its subsidiaries to render audit or non-audit services, the audit committee must review the terms of the proposed engagement and pre-approve the engagement. Audit committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to the pre-approval policies and procedures established by the audit committee regarding Ardelyx’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service provided and such policies and procedures do not include delegation of the audit committee’s responsibilities under the Exchange Act to management. The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided such approvals are presented to the audit committee at a subsequent meeting. Audit committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. The audit committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our accounting and our financial reporting processes on behalf of our board of directors and our compliance with legal and regulatory requirements. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.ardelyx.com/corporate-governance.
In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2020. The audit committee has discussed with Ernst & Young LLP, or EY, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission, or SEC. In addition, the audit committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2020.
Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Audit Committee
Richard Rodgers, Chair
William Bertrand, Jr., Esq.
David Mott

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, the Company is providing stockholders an opportunity to cast a non-binding, advisory vote to approve the compensation of our Named Executive Officers, or NEOs (sometimes referred to as a “Say-on-Pay” vote). Accordingly, you have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting on the following non-binding resolution at the 2021 Annual Meeting:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the accompanying compensation tables and the related narrative disclosure in the proxy statement.”
In deciding how to vote on this proposal, you are encouraged to review the accompanying compensation tables and the related narrative disclosure. As described in detail in the section entitled “Executive Compensation,” our compensation programs are designed to reward, motivate, attract and retain top talent by rewarding performance based upon achievement of pre-approved annual goals and objectives. A portion of each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with the NEO’s role on the management team. We believe that our compensation programs align the interests of our NEOs with that of our stockholders and provide motivation for high performance levels from our NEOs.
Vote Required
Approval, on a non-binding, advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the majority of shares of common stock present online live or represented by proxy at the 2021 Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
While your vote on this proposal is advisory and will not be binding on the Board of Directors, the Compensation Committee, the Company, and the Board of Directors value the opinions of the stockholders on executive compensation matters and will take into consideration the outcome of the vote when making future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results. Unless the Board of Directors modifies its determination on the frequency of future Say-On-Pay advisory votes, the next Say-On-Pay advisory vote will be held at the fiscal 2022 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
Board Composition
Director Independence
Our board of directors currently consists of nine members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2021 Annual Meeting, other than Mr. Raab, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Raab is not considered independent because he is an employee of our company.
The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s and each nominee’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors, nominees for election to our board of directors or our executive officers.
As described more fully below, the board of directors has also determined that each current member of the compensation committee, the audit committee and the nominating and corporate governance committee meets the independence standards applicable to those committees prescribed by Nasdaq, the SEC and the Internal Revenue Service.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Leadership Structure of the Board
Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Mott currently serves as the Chairman of the Board. In that role, Mr. Mott presides over the executive sessions of the board of directors in which Mr. Raab does not participate and serves as a liaison to Mr. Raab and management on behalf of the board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors and Committees
During 2020, the board of directors met six times, the audit committee met eight times, the compensation committee met three times and the nominating and corporate governance committee met four times. In that year, each director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he or she served. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Committees
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;
•	is responsible for being knowledgeable about the content and operation of our global compliance program and exercising oversight over its implementation and effectiveness; and
•	reviews the audit committee charter and the committee’s performance.
Messrs. Rodgers and Bertrand and Dr. Annalisa Jenkins served as members of the audit committee, until March 2020, when Dr. Jenkins stepped down from the audit committee in connection with her resignation from our board of directors and we appointed Mr. Mott as her successor. Mr. Rodgers serves as the chairperson of the committee. Each of the members of our audit committee during 2020 met, and each of the current members of our audit committee, meets or will meet, the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Rodgers is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of our audit committee during 2020 was, and each of the current members of our audit committee is or will be an “independent director” under the heightened independence standards under the applicable rules of Nasdaq. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer. Our executive officers submit proposals to the board of directors and compensation committee regarding our executive and director compensation. The compensation committee also approves grants of stock options and other awards under our stock plans. The compensation committee has delegated authority to the Chief Executive Officer to grant stock options to purchase shares of common stock to existing and new non-senior management team employees, with such individual grants to be consistent with equity grant guidelines provided by our compensation consultant and approved by the compensation committee. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.
In 2020, Messrs. Mott, Bazemore and Rodgers and Dr. Lundberg served as members of the compensation committee, and they comprise the current members of our compensation committee. Mr. Mott serves as the chairman of the committee. Each of the members of our compensation committee during 2020 was, and each of the current members of our compensation committee, is or will be, an “independent director” under the applicable rules and regulations of The Nasdaq Global Market, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
For fiscal year 2020, the compensation committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee and our board of directors with advice and ongoing recommendations regarding material executive compensation decisions, to provide the committee with advice regarding appropriate compensation for our non-employee directors, and to review compensation proposals of management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Pearl Meyer addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Pearl Meyer on executive and board of directors compensation matters. Based on this assessment, the compensation committee determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. Dr. Gordon Ringold, Dr. Block, and Messrs. Bertrand and Mott served as members of the nominating and corporate governance until March 2020, when Mr. Mott resigned from the committee and we appointed Ms. Cadoret-Manier as his successor. In March 2021, Dr. Ringold resigned from the board and nominating and corporate governance committee, and Ms. Bhanji was appointed to the nominating and corporate governance committee at such time. The current members of our nominating and corporate governance committee are Dr. Block and Mmes. Cadoret-Manier and Bhanji and Mr. Bertrand. Mr. Bertrand serves as the chairman of the committee.
Each of the members of our nominating and corporate governance committee during 2020 was, and each of the current members of our nominating and corporate governance committee is, an “independent director” under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. Following the 2021 Annual Meeting, we will continue to comply with Nasdaq’s rules regarding independent director oversight of director nominations under either Nasdaq Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.
Our nominating and corporate governance committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the board, such as expertise and experience in healthcare commercialization and reimbursement, public policy, and finance and capital markets, and whether the nominee brings diversity or leadership experience as a board member or executive of another publicly held company. Our nominating and corporate governance committee may identify nominees using professional search firms that may utilize proprietary screening techniques to match candidates to the specific criteria of our nominating and governance committee. Our nominating and corporate governance committee considers diversity among the factors it considers in selecting candidates for nomination to the board recognizing the benefits to the Company of national origin, gender, race, and cultural diversity in board composition. The current composition of our board of directors consists of nine individuals, 2 of which are diverse.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. At this time, our nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by our stockholders, but expects to adopt such a policy in the future. Until such a policy is adopted, our board of directors and nominating and corporate governance committee will consider candidates recommended by our stockholders on a case-by-case basis. Stockholders wishing to recommend a candidate for membership on our board of directors for the next fiscal year should follow the procedures described in this proxy statement under the headings “When are stockholder proposals due for next year’s annual meeting?” and “Stockholder Communications with the Board of Directors.”

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.ardelyx.com/corporate-governance. We expect that any substantive amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Director Attendance at Annual Meetings
Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2021 Annual Meeting. All of our then-serving directors attended our 2020 annual meeting of stockholders.
Stockholder Communications with the Board of Directors
A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s Chief Legal and Administrative Officer at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, Massachusetts 02541. The Chief Legal and Administrative Officer will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.
Compensation Committee Interlocks and Insider Participation
During 2020, Messrs. Mott, Bazemore and Rodgers and Dr. Lundberg served as members of our compensation committee. None of Messrs. Mott, Bazemore or Rodgers or Dr. Lundberg has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions either entered into since January 1, 2020 or entered into prior to January 1, 2020 which have continuing obligations and to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Participation in Public Offering
In December 2020, David Mott, a member of our board of directors, purchased through our “at the market offering” program under an Open Market Sales Agreement with Jefferies LLC, as sales agent approximately $646,187 in shares of our common stock at a weighted average price per share of approximately $5.89.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

NON-EMPLOYEE DIRECTOR COMPENSATION
Our board of directors has approved a compensation policy for our non-employee directors, or the Director Compensation Program, which is periodically reviewed with consultation and recommendations provided by Pearl Meyer. Pursuant to the Director Compensation Program, we do not provide any compensation to directors who are employees. Retainers are paid to our non-employee directors in advance on the date of our annual stockholders meeting or, in respect of non-employee directors appointed to our board of directors after the annual stockholders meeting, on the date of appointment but pro-rated to reflect the number of whole or partial months remaining until the next annual stockholders meeting.
In 2020, our non-employee directors received compensation pursuant to the Director Compensation Program as amended and restated in March 2019. In 2020, our non-employee directors received an annual retainer of $40,000. Our non-employee Chairman received an additional annual cash retainer in the amount of $30,000 per year. Non-employee directors received additional annual retainers of $10,000 for serving on the audit committee (or $20,000 for serving as the chair of the audit committee), $7,500 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $5,000 for serving on the nominating and corporate governance committee (or $10,000 for serving as the chair of the nominating and corporate governance committee). Under the Director Compensation Program, each non-employee director who was appointed to the board in 2020, was also granted an option to purchase shares of our common stock with a grant date fair value of $240,000, but with a maximum number of 75,000 shares. In addition, in 2020, each continuing non-employee director who had been serving on our board of directors for at least six months as of the date of any annual meeting of our stockholders and who continued to serve as a non-employee director immediately following such meeting was automatically granted an option to purchase shares of our common stock with a grant date fair value of $120,000, but with a maximum number of 50,000 shares. Each initial non-employee director stock option was subject to vesting with respect to 1/36th of the shares on each monthly anniversary of the grant date, subject to the non-employee director’s continued service on our board of directors through such date. Each annual non-employee director stock option was subject to vesting with respect to 1/12th of the shares on each monthly anniversary of the grant date, subject to acceleration in full immediately prior to the next annual stockholders meeting, subject to the non-employee director’s continued service on our board of directors through such date. The Director Compensation Program also provides that upon a “Change in Control” of Ardelyx (as defined in our equity incentive plan), all outstanding equity awards that are held by a non-employee director will become fully vested and/or exercisable.
In lieu of a cash retainer, each non-employee director may also elect to receive a stock award consisting of that number of fully vested shares of common stock calculated by dividing the amount of the cash retainer by the fair market value of the common stock on the date of our annual meeting of stockholders, rounded to the nearest whole share. For 2020, each of Messrs. Mott, Bertrand, and Rodgers, Ms. Cadoret-Manier and Dr. Lundberg elected to receive a stock award in lieu of their respective 2020 annual cash retainers as calculated pursuant to the preceding sentence. Members of our board of directors are also reimbursed for reasonable travel and other out-of-pocket expenses.
In June 2020, each of our non-employee directors, other than Ms. Cadoret-Manier, was granted an annual option to purchase 23,530 shares of our common stock pursuant to the Director Compensation Program. Ms. Cadoret-Manier was appointed to our board of directors in March 2020, at which time she was granted an option to purchase 65,890 shares of our common stock pursuant to the Director Compensation Program. Additionally, in June 2020, our board determined to grant Mr. Mott an option to purchase 75,000 shares of our common stock, which vests in 36 substantially equal monthly installments from the date of grant, subject to continued service. This additional option was granted to Mr. Mott in recognition of his continued service as the chairman of our board of directors.
Following the periodic assessment of our Director Compensation Program, with analysis and recommendations by Pearl Meyer, in March 2021, our compensation committee recommended, and our board of directors approved the following modifications to the Director Compensation Program, beginning in March 2021: (i) the annual cash retainer for each of the board’s non-employee directors for their service on the board was increased from $40,000 to $45,000, (ii) the grant date fair value of the stock option grants to non-employee directors upon their initial appointment or election to the Board was increased from $240,000 to $300,000, and the maximum share number was increased from 75,000 shares to 100,000, and (iii) the grant date fair value of the annual stock option grants to non-employee directors was increased from $120,000 to $150,000, with the maximum share number remaining unchanged at 50,000.

2020 Director Compensation Table
The following table sets forth information for the year ended December 31, 2020 regarding the compensation awarded to, earned by or paid to our non-employee directors. Because Ms. Bhanji was appointed to our board of directors in March 2021, and did not receive any compensation during the year ended December 31, 2020, she is omitted from the table below. Additionally, Dr. Jenkins stepped down from our board of directors effective March 12, 2020 prior to the our 2020 annual stockholders meeting, and therefore, Dr. Jenkins did not receive any compensation during the year ended December 31, 2020, and is omitted from the table below.
Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Robert Bazemore	47,500	119,897	—	167,397
William Bertrand, Jr.	55,000(2)	119,897	—	174,897
Geoffrey A. Block, M.D.	45,000	119,897	—	164,897
Onaiza Cadoret-Manier(3)	56,250(2)	241,552		297,802
Jan Lundberg, Ph.D.	47,500(2)	119,897	—	167,397
David Mott	95,000(2)	502,060	—	597,060
Gordon Ringold, Ph.D.(4)	50,000	119,897	—	169,897
Richard Rodgers	67,500(2)	119,897	—	187,397
(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee members of our board of directors during 2020 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock option reported in the Option Awards column are set forth in Note 8 to the audited financial statements included in our Annual Report on Form 10-K filed on March 8, 2021. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting provisions. Note that amounts reported in this column reflect the accounting for cost for these stock options, and do not correspond to the actual economic value that may be received by the directors from the options.

(2)
Pursuant to the Director Compensation Program, each of Messrs. Bertrand, Mott and Rodgers, Dr. Lundberg and Ms. Cadoret-Manier elected to receive a stock award in lieu of their respective 2020 annual cash retainers. The fully vested stock awards consisted of 7,523, 12,995, 9,233, 6,497 and 6,155 shares of our common stock for Messrs. Bertrand, Mott and Rodgers, Dr. Lundberg and Ms. Cadoret-Manier, respectively. The number of shares of our common stock issued was calculated by dividing the annual retainer otherwise payable in cash at the 2020 Annual Meeting of Stockholders as reported in this column by $7.31, which was the closing trading price of our common stock on the date of the 2020 Annual Meeting of Stockholders, rounded down to the nearest whole share. Additionally, the cash retainer reported for Ms. Cadoret-Manier includes a pro-rata amount of $11,250 for services performed during the period from her appointment in March 2020 through the 2020 Annual Meeting of Stockholders, as well as her 2020 annual cash retainer of $45,000.

(3)	Ms. Cadoret-Manier was appointed to our board of directors effective March 12, 2020.
(4)	Dr. Ringold stepped down from the board of directors effective March 11, 2021.
The following table sets forth for the number of shares of our common stock subject to outstanding options held by each of our non-employee directors as of December 31, 2020. Because Ms. Bhanji was appointed to our board of directors in March 2021, and did not hold outstanding options as of December 31, 2020, she is omitted from the table below.
Name	Shares Subject to Outstanding Options
Robert Bazemore	128,530
William Bertrand, Jr.	143,530
Geoffrey A. Block, M.D.	106,030
Onaiza Cadoret-Manier	65,890
Annalisa Jenkins, MBBS, FRCP	0
Jan Lundberg, Ph.D.	103,530
David Mott(1)	208,530
Gordon Ringold, Ph.D.	163,530
Richard Rodgers	163,530
(1)	Includes stock options to purchase 110,000 shares of our common stock that Mr. Mott holds for the benefit of entities associated with New Enterprise Associates.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 31, 2021.
Name	Age	Position(s)
Michael Raab	56	President, Chief Executive Officer and Director
Robert Blanks	61	Chief Regulatory Affairs and Quality Assurance Officer
Elizabeth Grammer, Esq.	57	Chief Legal and Administrative Officer
Jeff Jacobs, Ph.D.	58	Chief Scientific Officer
Justin Renz	49	Chief Financial Officer
Susan Rodriguez	57	Chief Commercial Officer
David Rosenbaum, Ph.D.	60	Chief Development Officer
The following biographical information is furnished with regard to our executive officers (except for Mr. Raab, whose biographical information appears above under “Class II Directors”) as of March 31, 2021:
Robert Blanks, has served as our Chief Regulatory Affairs and Quality Assurance Officer since January 2020 and formerly served as our head of regulatory affairs and quality assurance beginning in August 2013. From 2009 to 2012, Mr. Blanks served as Vice President, Chemistry, Manufacturing and Controls at Flexion Pharmaceuticals, Inc. (Nasdaq: FLXN) where he oversaw the manufacture of the company’s first two drug product candidates. Prior to that, Mr. Blanks serves as the Vice President Quality Assurance for Idenix Pharmaceuticals, a biopharmaceutical company, from 2006 to 2009, and Vice President, Technical Operations for Trine Pharmaceuticals, a biopharmaceutical company, from 2003 to 2006. At GelTex Pharmaceuticals, a biopharmaceutical company, Mr. Blanks served in numerous roles of increasing responsibility, most recently as Senior Director, Quality Affairs, where he played a critical role in the development and commercialization of Renagel. Mr. Blanks has a B.S. in biology from Bowdoin College and an M.S. in chemistry from Boston College. Rob is regulatory affairs certified.
Elizabeth Grammer, Esq., has served as our Chief Legal and Administrative Officer since January 2020, and formerly served as our General Counsel beginning in May 2014, and as our vice president responsible for legal affairs from December 2012 until May 2014. From 2006 to December 2012, Ms. Grammer served as an independent outside corporate counsel for public and private biotechnology companies, including Ardelyx from January 2010 until December 2012. From 2001 to 2006, Ms. Grammer served as Vice President and General Counsel of Trine Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Ms. Grammer previously served as independent outside corporate counsel to GelTex Pharmaceuticals, a biopharmaceutical company. Ms. Grammer received a B.A. from Boston University and a J.D. from Stanford Law School.
Jeff Jacobs, Ph.D., has served as our Chief Scientific Officer since January 2020, and formerly served as our Senior Vice President, Technical Operations from 2015 to 2020, and as our Vice President, Chemistry since June 2008. Prior to that, Dr. Jacobs served in numerous roles of increasing responsibility from 2000 to 2008 for Sunesis Pharmaceuticals, Inc., a biopharmaceutical company, most recently as Senior Director of Development Chemistry. Dr. Jacobs has spent his career in the discovery and development of new chemical entities for the treatment of unmet medical needs. He is a Damon-Runyon Fellow and an author and inventor on over 60 scientific papers and patents. Dr. Jacobs received a B.S. in chemistry from Gonzaga University and a Ph.D. in bioorganic chemistry from U.C. Berkeley where he started the catalytic antibody program in the laboratory of Professor Peter Schultz.
Justin Renz has served as our Chief Financial Officer since June 2020. Beginning in 2017, Mr. Renz held various positions of increasing responsibility at Correvio Pharma Corp (Nasdaq: CORV), most recently as its President and Chief Financial Officer at the time of its acquisition by Advanz Pharma in May 2020. From 2014 to 2017, Mr. Renz was the Executive Vice President and Chief Financial Officer of Karyopharm Therapeutics, Inc. (Nasdaq: KTPI). Prior to that, from 2006 to 2014, Mr. Renz held a variety of financial positions with Zalicus Incorporated, including most recently as Executive Vice President and Chief Financial Officer at the time of its acquisition by Epirus Biopharmaceuticals, Inc. in 2014. Mr. Renz received his B.A. in economics and accounting from the College of the Holy Cross, a M.S. in Taxation from Northeastern University and an M.B.A from Suffolk University.
Susan Rodriguez, has served as our Chief Commercial Officer since May 2020. From 2014 to 2019, Ms. Rodriguez served as the Chief Executive Officer of Tolmar Pharmaceuticals, a U.S. commercial specialty oncology company, for which in 2019, Ms. Rodriguez was named President of the branded division upon the formation of the global entity, Tolmar Inc. Prior to Tolmar, from 1990 to 2014, Ms. Rodriguez held various positions of increasing responsibility at Abbott Laboratories (NYSE: ABT), most recently as Divisional Vice President of Global Marketing, where she led the global marketing function for an international portfolio of products. Prior to this role, Ms. Rodriguez served as the Vice President and General Manager of the Abbott Renal Franchise. Ms. Rodriguez received both a M.S and B.S in Psychology from the University of Pennsylvania.
David Rosenbaum, Ph.D., has served as our Chief Development Officer since January 2017 and formerly served as our vice president responsible for drug development from January 2010 to January 2017. From 2003 to 2008, he was Vice President of Drug Development for Trine Pharmaceuticals, Inc., a biopharmaceutical company, where he was developing a novel non-systemic therapeutic for the treatment of IBS. In addition, Dr. Rosenbaum previously served as Vice President of Preclinical Research and Development at GelTex Pharmaceuticals, a biopharmaceutical company, where he was responsible for the preclinical development of Renagel and Welchol. He received a B.A. in Biology from the University of Pennsylvania, a M.S. in Toxicology from Albany Medical College and a Ph.D. in Pharmacology from Boston University School of Medicine.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As a “smaller reporting company” as defined in Item 10(f), we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
Our compensation committee, appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2020 were as follows:
•	Michael Raab, President and Chief Executive Officer;
•	Susan Rodriguez, Chief Commercial Officer; and
•	Justin Renz, Chief Financial Officer.
Ms. Rodriguez joined the company in May 2020 and Mr. Renz joined the company in June 2020.
2020 Summary Compensation Table
The following table shows information regarding the compensation of our NEOs for services performed in the years presented.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Michael Raab President & Chief Executive Officer	2020	633,333	—	—	3,006,326	314,325	—	3,953,984
	2019	595,000	—	—	740,922	393,000	—	1,728,922
Susan Rodriguez(3) Chief Commercial Officer	2020	273,589	—	154,000	1,250,007	145,200	—	1,822,796
Justin Renz(4) Chief Financial Officer	2020	242,839	10,000(5)	73,500	1,000,008	141,900	—	1,468,247
(1)
The amount reported in the Stock Awards and Option Awards columns represent the grant date fair value of the restricted stock units and stock options granted to our NEOs as computed in accordance with ASC 718. The grant date fair value of the performance-based restricted stock units granted to Ms. Rodriguez and Mr. Renz assumes achievement of the applicable performance condition, which was the probable outcome as of the grant date. The assumptions used in calculating the grant date fair value of the restricted stock units and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 8 to the audited financial statements included in our Annual Report on Form 10-K filed on March 8, 2021. The amounts reported in this column exclude the impact of forfeitures related to service-based vesting conditions. Note that the amounts reported in these columns reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be received by the NEOs from the equity awards.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain company and individual performance objectives. Please see the description of the annual performance bonuses paid to our NEOs in “— Narrative to 2020 Summary Compensation Table and Outstanding Equity Awards at 2020 Fiscal Year-End — Terms and Conditions of Annual Bonuses” below.

(3)	Ms. Rodriguez commenced employment with us on May 18, 2020.
(4)	Mr. Renz commenced employment with us on June 8, 2020.
(5)	Represents a sign-on bonus paid to Mr. Renz in connection with his commencement of employment with us in June 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth specified information concerning unexercised stock options and unvested restricted stock units for each of the NEOs outstanding as of December 31, 2020.
	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares that Have Not Vested as ($)
Michael Raab	8/11/2011	267,892	—	0.54	8/1/2021	—	—
	1/6/2015	75,000	—	23.02	1/6/2025	—	—
	1/15/2016	301,258	—	10.55	1/15/2026	—	—
	1/19/2017(1)	311,513	6,628	13.90	1/19/2027	—	—
	8/9/2017	79,535	—	4.70	8/9/2027	—	—
	1/16/2018(1)	284,628	105,720	7.10	1/16/2028	—	—
	7/26/2018(1)	111,770	73,230	4.30	7/26/2028	—	—
	1/17/2019(1)	218,020	236,980	2.32	1/17/2029	—	—
	1/09/2020(1)	127,751	429,709	7.60	1/09/2030	—	—
Susan Rodriguez	5/18/2020(2)	—	232,750	7.70	5/18/2030	—	—
Justin Renz	6/08/2020(2)	—	195,017	7.35	0/08/2030	—	—
(1)
The option vests and becomes exercisable in substantially equal monthly installments over four years from the vesting commencement date, subject to the holder continuing to provide services to us through each such date.

(2)
The option vests and becomes exercisable as to 25% of the shares subject to the option on the one year anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the option each month thereafter, subject to the holder continuing to provide services to us through each such date.

Narrative to 2020 Summary Compensation Table and Outstanding Equity Awards at 2020 Fiscal Year End
Terms and Conditions of Employment Arrangements with our NEOs
We have entered into agreements with each of the NEOs in connection with his or her employment with us. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, initial equity award grants, and standard employee benefit plan participation.
Our board of directors or the compensation committee reviews each NEO’s base salary from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities. For fiscal year 2020, Mr. Raab’s annual base salary was $635,000, Ms. Rodriguez’s annual base salary was $440,000 and Mr. Renz’s annual base salary was $430,000. In addition, for 2020, Mr. Raab, Ms. Rodriguez and Mr. Renz each had an annual bonus target of 60%, 40% and 40%, respectively, of base salary, to be earned based on the achievement of certain corporate performance goals set by the board of directors.
In June 2014, we entered into an amended and restated employment agreement with Mr. Raab. We also entered into a change in control severance agreement with each of Ms. Rodriguez and Mr. Renz effective May 2020 and June 2020, respectively.
Under Mr. Raab’s amended and restated employment agreement, in the event Mr. Raab’s employment with us is involuntarily terminated for reason other than “cause” or he resigns for “good reason” (each, as defined below), in each case more than three months prior to or more than 12 months after a change in control, then Mr. Raab will receive: (i) continued payment of his annual base salary as in effect immediately prior to such termination for a period of 12 months; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination; and (iii) 12 months of accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. In the event Mr. Raab’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Mr. Raab will receive: (i) a lump sum amount equal to

1.5 multiplied by the sum of his base salary as in effect immediately prior to such termination and his target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 18 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to Mr. Raab’s timely execution and non-revocation of a general release of claims against the Company and its affiliates.
Under each of Ms. Rodriguez’s and Mr. Renz’s change in control severance agreements, in the event Ms. Rodriguez’s or Mr. Renz’s, as applicable, employment with us is involuntarily terminated for reason other than cause or he/she resigns for good reason, in each case more than three months prior to or more than 12 months after a change in control, then Ms. Rodriguez or Mr. Renz, as applicable, will receive: (i) continued payment of his/her annual base salary as in effect immediately prior to such termination for a period of nine months; and (ii) payment of healthcare continuation costs for him/her and his/her eligible dependents for up to 12 months following the date of such termination. In the event Ms. Rodriguez’s or Mr. Renz’s employment, as applicable, with us is involuntarily terminated for reason other than cause or he/she resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Ms. Rodriguez and Mr. Renz, as applicable, will receive: (i) a lump sum amount equal to the sum of his/her base salary as in effect immediately prior to such termination and his/her target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him/her and his/her eligible dependents for up to 12 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to Ms. Rodriguez’s or Mr. Renz’s timely execution and non-revocation of a general release of claims against the Company and its affiliates, continued compliance with his/her confidential information agreement.
For the purposes of Mr. Raab’s amended and restated employment agreement and each of Ms. Rodriguez’s and Mr. Renz’s change in control severance agreements, “cause” means (i) the NEO’s theft, dishonesty or falsification of any employment or company records that is non-trivial in nature; (ii) malicious or reckless disclosure of our confidential or proprietary information or any material breach by the NEO of his/her obligations under his/her proprietary information and inventions assignment agreement with us; (iii) the conviction of the NEO of a felony (excluding motor vehicle violations) or the commission of gross negligence or willful misconduct, where a majority of the non-employee members of the board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of the board of directors or management to entrust him with important matters or otherwise work effectively with him/her, (B) substantially contributed to our loss of significant revenues or business opportunities, or (C) significantly and detrimentally affected the business or reputation of our company or any of our subsidiaries; and/or (iv) the willful failure or refusal by the NEO to follow the reasonable and lawful directives of the board of directors, provided such willful failure or refusal continues after his receipt of reasonable notice in writing of such failure or refusal and a reasonable opportunity of not less than 30 days to correct the problem.
For the purposes of Mr. Raab’s amended and restated employment agreement and each of Ms. Rodriguez’s and Mr. Renz’s change in control severance agreements, “good reason” means the occurrence of: (i) a material diminution in the NEO’s authority, duties, or responsibilities, which substantially reduces the nature or character of his/her position; (ii) a reduction by us of his/her base salary as in effect immediately prior to such reduction; (iii) a relocation of his/her principal office to a location more than 50 miles from the location of our principal office as of immediately prior to such relocation, except for required travel by him/her on company business; or (iv) any material breach by us of any provision of the NEO’s employment agreement or offer letter which we do not cure within 30 days following written notice from the NEO, provided that in order for “good reason” to exist, each of the following conditions must be met: (i) the foregoing good reason conditions must have occurred without the NEO’s express written consent; (ii) the NEO must provide written notice to us of such condition within 30 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice; and (iv) the date of the NEO’s resignation of employment must occur within 60 days after the initial existence of the condition specified in such notice.
Terms and Conditions of Cash Incentives
For 2020, our NEOs were eligible to receive performance-based cash incentives pursuant to the achievement of certain corporate performance objectives. The performance goals for these annual performance cash bonuses were evaluated by our compensation committee and approved by our board of directors. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including the performance of the company against corporate goals.
For determining performance bonus amounts for our NEOs for 2020, our board of directors set certain corporate performance goals. In setting these goals, our board of directors considered the status of our development of tenapanor for hyperphosphatemia and RDX013 for hyperkalemia, as well as the status of our early stage research and discovery programs and our financial status. Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate performance goals. Our board of directors or our compensation committee has historically reviewed these target percentages to ensure they are adequate, but does not follow a formula in determining them. Instead, our board of directors or our compensation committee has set these rates based on each participating executive’s experience in her or his role with our company and the level of responsibility held by each executive, which the board of directors or our compensation committee believe directly correlates to her or his ability to influence corporate results. For fiscal year 2020, our board of directors used a guideline target bonus opportunity of 60% of base salary for Mr. Raab and 40% of base salary for each of Ms. Rodriguez and Mr. Renz.
The compensation committee determined that the company’s performance against its 2020 corporate goals was achieved at 82.5% to reflect the company’s overall performance during 2020.
Following its review and determination of corporate achievements for 2020, the compensation committee awarded cash bonuses to Mr. Raab, Ms. Rodriguez and Mr. Renz in amounts equal to 82.5% of each of their target bonuses for 2020. For Ms. Rodriguez and Mr. Renz, the amounts were calculated based on their annual base salaries for 2020, without prorating for the period of their employment during 2020. The NEOs’ 2020 bonuses are set forth in the “Non-Equity Incentive Plan Compensation” column of the “2020 Summary Compensation Table” above.
Mr. Renz also received a one-time cash sign-on bonus in the amount of $10,000 in connection with his commencement of employment with us.
Terms and Conditions of Equity Award Grants
Each of our NEOs received equity award grants in 2020. In January 2020, in connection with our annual compensation review, Mr. Raab was granted an option to purchase 557,460 shares of our common stock under our 2014 Equity Incentive Award Plan at an exercise price equal to $7.60, which was our fair market value of our common stock on the grant date. The option vests and becomes exercisable in substantially equal monthly installments over four years from the grant date, subject to Mr. Raab continuing to provide services to us through such dates.
Ms. Rodriguez and Mr. Renz both received equity award grants upon joining the company in 2020 under our 2016 Employment Commencement Incentive Plan. In May 2020, Ms. Rodriguez was granted an option to purchase 232,750 shares of our common stock at an exercise price equal to $7.70, which was the fair market value of our common stock on the grant date, and 20,000 restricted stock units. In June 2020, Mr. Renz was granted an option to purchase 195,017 shares of our common stock at an exercise price equal to $7.35, which was the fair market value of our common stock on the grant date and 10,000 restricted stock units. The options granted to Ms. Rodriguez and Mr. Renz vest and become exercisable with respect to 25% of the shares subject to the option on the first anniversary of the date of their commencement of employment, and with respect to 1/48 of the shares subject to the option each month thereafter, subject to the NEO continuing to provide services to us through such dates. The restricted stock units granted to Ms. Rodriguez and Mr. Renz vested in full upon the acceptance for filing by the Food and Drug Administration of our New Drug Application for tenapanor for the control of serum phosphorus, which occurred in September 2020. The table above entitled “Outstanding Equity Awards at 2020 Fiscal Year End” sets forth the material terms of the awards granted in 2020 and of the other equity awards made in past fiscal years, as applicable, to each NEO.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity Compensation Plans Approved by Stockholders(1)(2)	9,520,908	$6.72	2,375,906
Equity Compensation Plans Not Approved by Stockholders(4)	427,767	$7.54	542,233
Total	9,948,675	$6.80	2,918,139
(1)
Includes the Ardelyx, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and 2008 Stock Incentive Plan, as amended. The number of shares of common stock that may be issued pursuant to outstanding awards under the 2008 Stock Incentive Plan and the 2014 Equity Incentive Plan include: (A) 158,626 shares subject to outstanding restricted stock units and (B) 9,362,282 shares subject to stock options. The weighted average exercise price shown is for stock options; other outstanding awards had no exercise price. No new awards may be made under the 2008 Stock Incentive Plan.

(2)
The 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance pursuant to awards under the 2014 Equity Inventive Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 10,683,053 shares of stock may be issued upon the exercise of incentive stock options, and (ii) the number of shares of common stock which will be authorized for sale under our 2014 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors. On January 1, 2021, an additional 3,743,999 shares of our common stock were reserved for issuance pursuant to awards under the 2014 Equity Incentive Plan and an additional 935,999 shares of our common stock were authorized for sale under our 2014 Employee Stock Purchase Plan as a result of the “evergreen” provisions.

(3)
Includes 349,647 shares that were available for future issuances as of December 31, 2020 under the 2014 Employee Stock Purchase Plan (of which 102,208 shares were issued with respect to the purchase period in effect as of December 31, 2020, which purchase period ended on February 28, 2021), which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

(4)	Includes the Ardelyx, Inc. 2016 Employment Commencement Incentive Plan.
Material Features of the 2016 Employment Commencement Incentive Plan
In November 2016, our board of directors adopted our 2016 Employment Commencement Incentive Plan, or the 2016 Plan, pursuant to Rule 5653(c)(4) of The Nasdaq Global Market. The principal purpose of the 2016 Plan is to promote the success and enhance the value of the company by inducing new employees to commence employment with us, and by aligning the individual interests of new employees with the interests of our stockholders. Awards granted under the 2016 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and therefore, the 2016 Plan is intended to be exempt from the Nasdaq Listing Rules regarding shareholder approval of stock option and stock purchase plans. A total of 1,000,000 shares of our common stock were initially reserved for issuance under the 2016 Plan. In March 2021, our board of directors increased the number of shares reserved for issuance under the 2016 Plan to 1,457,767 shares. The 2016 Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, stock appreciation rights, and other stock-based and cash-based awards. These awards may be granted to individuals who are then new employees, or are commencing employment with us or one of our subsidiaries following a bona fide period of non-employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries. As of December 31, 2020, we had granted awards with respect to 457,767 shares under the 2016 Plan, and 542,233 shares remained available for future grants.

The 2016 Plan is administered by the compensation committee and the board of directors. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the 2016 Plan, the vesting of such award will accelerate in full. The board of directors may terminate, amend, or modify the 2016 Plan at any time, provided that no termination or amendment may impair any rights under any outstanding award under the 2016 Plan without the consent of the holder.
We have filed registration statements on Form S-8 with the SEC covering the shares of common stock that may be issued under the 2016 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 20, 2021, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 20, 2021 through the exercise of stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 98,688,577 shares of our common stock outstanding as of April 20, 2021. Shares of our common stock that a person has the right to acquire within 60 days of April 20, 2021 pursuant to the exercise of outstanding stock options, warrants or other rights are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ardelyx, Inc., at 34175 Ardenwood Blvd., Fremont, CA 94555.
	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Entities Associated with New Enterprise Associates(1)	13,633,582	—	13,633,582	13.82%
RA Capital Management, L.P.(2)	6,163,086	—	6,163,086	6.25%
BlackRock, Inc.(3)	5,922,456	—	5,922,456	6.00%
Entities Associated with Rock Springs Capital(4)	5,148,112	—	5,148,112	5.22%
Adage Capital Partners, L.P.(5)	5,000,000	—	5,000,000	5.07%
Named Executive Officers and Directors
Michael Raab	134,744(6)	2,039,765	2,174,509	2.16%
Susan Rodriguez	15,341	80,360	95,701	*%
Justin Renz	10,717	66,079	76,796	*%
David Mott(7)	417,284	158,530	575,814	*%
Robert Bazemore	—	128,530	128,530	*%
William Bertrand, Jr.	74,658	143,530	218,188	*%
Muna Bhanji	—	5,307	5,307	*%
Geoffrey A. Block, M.D.	—	87,280	87,280	*%
Richard Rodgers	77,610	163,530	241,140	*%
Onaiza Cadoret-Manier	6,155	27,454	33,609	*%
All directors and executive officers as a group (15) persons)	1,248,204	4,920,945	6,169,149	5.95%
*	Indicates beneficial ownership of less than 1% of the total outstanding shares of common stock.
(1)
As reported on Amendment No. 6 to Schedule 13D/A filed with the SEC on February 11, 2021, includes (i) 8,086,401 shares held by New Enterprise Associates 12, Limited Partnership (“NEA 12”); (ii) 2,604,582 shares held by New Enterprise Associates 15, L.P.

(“NEA 15”); and (iii) 2,942,599 shares held by NEA 15 Opportunity Fund, L.P. (“NEA 15-OF” and collectively with NEA 12 and NEA 15, the “Funds”). The shares directly held by NEA 12 are indirectly held by NEA Partners 12, L.P. (“NEA Partners 12”), the sole general partner of NEA 12, NEA 12 GP, LLC (“NEA 12 LLC”), the sole general partner of NEA Partners 12 and each of the individual Managers of NEA 12 LLC. The individual managers of NEA 12 LLC (collectively the “NEA 12 Managers”) are Forest Baskett, Patrick J. Kerins and Scott D. Sandell. The shares directly held by Ven 2008 are indirectly held by Karen P. Welsh, the general partner of Ven 2008. The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P. (“NEA Partners 15”), the sole general partner of NEA 15, NEA 15 GP, LLC (“NEA 15 LLC”), the sole general partner of NEA Partners 15 and each of the individual Managers of NEA 15 LLC. The individual managers of NEA 15 LLC (collectively the “NEA 15 Managers”) are Forest Baskett, Anthony A Florence, Jr., Joshua Makower, Mohamad Makhzoumi, Peter W. Sonsini and Scott D. Sandell. The shares directly held by NEA 15 OF are indirectly held by NEA Partners 15-OF, L.P. (“NEA Partners 15-OF”), the sole general partner of NEA 15 OF, NEA 15 LLC, the sole general partner of NEA Partners 15-OF and each of the NEA 15 Managers. NEA 12, NEA Partners 12 NEA 12 LLC and the NEA 12 Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 12. NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 15. NEA 15-OF, NEA Partners 15-OF, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 15-OF. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address of NEA 12, NEA 15 and NEA 15-OF is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(2)
Includes 6,163,086 shares as reported on Schedule 13G/A filed with the SEC on February 16, 2021 by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky and Rajeev Shah, consisting of (i) 5,593,698 outstanding shares held by RA Capital Healthcare Fund, L.P. (the “Fund”) and (ii) 569,388 outstanding shares held in a separately managed account (the “Account”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Account and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934 of any securities of the Issuer held by the Fund and the Account. RA Capital has their principal business offices at 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(3)
Includes 5,922,456 shares as reported on Amendment No. 2 to Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. BlackRock, Inc. has its principal business office at 55 East 52nd Street, New York, NY 10055.

(4)
Includes 5,148,112 shares, as reported on Amendment No. 2 to Schedule 13G/A filed with the SEC on February 16, 2021 on behalf of Rock Springs Capital Management LP, Rock Springs Capital LLC and Rock Springs Capital Master Fund LP (collectively, the “Rock Springs Reporting Persons”) pursuant to a joint filing agreement. The Rock Springs Reporting Persons may be deemed to have shared voting and dispositive power with respect to the shares held by them, and may be deemed beneficial owners of such shares The principal business address of the Rock Springs Reporting Persons is 650 South Exeter, Suite 1070, Baltimore, MD 21202.

(5)
Includes 5,000,000 shares as reported on Amendment No. 3 to Schedule 13G/A filed with the SEC on February 11, 2021 by Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), Adage Capital Advisors, L.L.C. (“ACA”), Robert Atchinson and Phillip Gross (collectively, the “Adage Reporting Persons”). ACPGP is the general partner of ACP, and may be deemed to own beneficially the shares held by ACP. ACA is the managing member of ACPGP and general partner of ACP, and may be deemed to own beneficially the shares held by ACP. Messrs. Atchinson and Gross are each a managing member of ACA, managing member of ACPGP and general partner of ACP, and may be deemed to own beneficially the shares held by ACP. The principal business of the Adage Reporting Persons is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(6)
Consists of (i) 109,380 shares directly owned by Mr. Raab, (ii) 24,364 shares owned directly by Michael G. Raab, trustee of the Michael G. Raab Living Trust dated July 25, 2012, (iii) an aggregate of 1,000 shares owned directly by trusts for the benefit of Mr. Raab’s children.

(7)
Includes (i) 87,566 shares and (ii) 110,000 shares subject to options that Mr. Mott may acquire within 60 days of April 20, 2021, that Mr. Mott holds for the benefit of entities associated with New Enterprise Associates. Mr. Mott disclaims beneficial ownership of all such shares and options extent of his actual pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met, except with respect to (i) a late Form 3 filing for Keith Santorelli on April 7, 2020 caused by the COVID-19 pandemic, (ii) a late Form 3 filing for Robert Blanks on June 22, 2020 caused by the COVID-19 pandemic and (iii) a late Form 4 filing for David Rosenbaum on January 21, 2020.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders
If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (510) 745-1700 or by mail at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, MA 02451.
If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.
Annual Reports
This proxy statement is accompanied by our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or the 10-K. The 10-K includes our audited financial statements. We have filed the 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at ir.ardelyx.com. In addition, upon written request to the Company’s Corporate Secretary at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, MA 02451, we will mail a paper copy of our 10-K, including the financial statements and the financial statement schedules, to you free of charge.
Other Matters
As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2021 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2021 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors:
/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer
By Order of the Board of Directors
Fremont, California
April 30, 2021

ARDELYX, INC.
34175 ARDENWOOD BLVD
FREMONT, CA 94555

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARDX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

This proxy is solicited on behalf of the Board of Directors of Ardelyx, Inc.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53382-P55001

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARDELYX, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class I directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William Bertrand, Jr., Esq.
02) Onaiza Cadoret-Manier
03) Jan Lundberg, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D53383-P55001

ARDELYX, INC.
Annual Meeting of Stockholders
June 16, 2021 8:30 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Michael Raab and Elizabeth Grammer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ARDELYX, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, PDT on June 16, 2021, virtually at www.virtualshareholdermeeting.com/ARDX2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side